Exhibit 10.1

Equity Acquisition Agreement

MMTEC, INC

with

Alpha Mind Technology Limited,

Alfa Crest Investment Limited,

and

CapitoLabs Limited

May 16, 2023

This equity acquisition agreement (this "Agreement") is made and entered into by and between the following parties on May 16, 2023, in Beijing, PRC:

Transferee (hereinafter referred to as Party A): MMTEC, INC., a company incorporated under the laws of the British Virgin Islands;

Transferor 1 (jointly and severally with Transferor 2, hereinafter referred to as Party B or the original shareholder): ALFA CREST INVESTMENT LIMITED, a company incorporated under the laws of the British Virgin Islands;

Transferor 2 (jointly and severally with Transferor 1, hereinafter referred to as Party B or the original shareholder): CAPITOLABS LIMITED, a company incorporated under the laws of the British Virgin Islands; and

Target Company: ALPHA MIND TECHNOLOGY LIMITED (hereinafter referred to as Party C), a company incorporated under the laws of the British Virgin Islands.

Whereas:

1. The Target Company is the sole owner of Alpha Mind Technology Limited, a Hong Kong corporation (“AMTL HK”). AMTL HK is the sole owner of Jiachuang Yingan (Beijing) Information & Technology Co., Ltd, a Beijing corporation (the “WFOE”). The WFOE controls each of HuaMing Insurance Agency Co., Ltd. (“HIAC”), a national insurance agency company established in accordance with PRC law and approved by the China Insurance Regulatory Commission(“CIRC”), and HuaMing Yunbao (Tianjin) Technology Co., Ltd., a company established in accordance with PRC law Tianjin corporation (“HYTT” and together with AMTL HK, the WFOE, and HIAC, the “Subsidiaries”), through VIE agreements

2. Transferor 1 owns 20,000 ordinary shares of Target Company’s issued and outstanding ordinary shares representing 40% of Target Company’s issued and outstanding ordinary shares.

3. Transferor 2 owns 22,500 ordinary shares of Target Company’s issued and outstanding ordinary shares representing 45% of Target Company’s issued and outstanding ordinary shares.

4. Party A proposes to acquire all of ordinary shares of Target Company owned by Transferor 1 and Transferor 2 (collectively, the “Purchased Shares”) on the terms and conditions set forth in this Agreement.

5. The Purchased Shares represent 85% of the issued and outstanding equity of the Target Company.

6. The following agreement is concluded upon friendly negation among Party A, Party B, and Party C (hereinafter collectively referred to as the Parties):

Article 1 Purchase and Sale

1.1 Party B agrees to transfer, sell and assign the Purchased Shares to Party A in accordance with the terms of this Agreement; Party A agrees to purchase the Purchased Shares in accordance with the terms of this Agreement. Following the Closing (as defined below), Party A will hold 85% of the issued and outstanding equity of Target Company.

Article 2 Purchase Price

The Parties agree that the total purchase price for the Purchased Shares is US$99,650,000, of which US$92,650,000 will be paid in cash (less the US$1,000,000 deposit that was paid to the designated account of Party B on 8 May 2022) (the “Cash Consideration”), and the Transferor will issue a convertible promissory note(s) to Party B for the remaining US$7,000,000 (the “Note Consideration”).

Article 3 Closing

3.1 Payment of purchase Price: Party A shall remit the Cash Consideration to Party B's designated bank account(s) at Closing, and, at Closing, Party A shall deliver promissory note(s) to Party B evidencing the Note Consideration.

3.2 Subject to the terms and conditions of this Agreement, the closing of the transaction hereunder (the “Closing”) shall be completed within thirty (30) business days (the date on which the Closing actually occurs, the "Closing Date") after the Closing conditions are proved to be met or waived by Party A (except for those that should be met on the Closing Date pursuant to its terms).

The target company Target Company shall deliver a written notice to Party A within two (2) working days Business Days after the closing conditions are met (excluding those that should be met on the Closing Date pursuant to its terms), informing Party A that such conditions have been met and shall provide all supporting documents satisfactory to all Parties.

3.3 At or prior to Closing, the Target Company and Party B shall deliver to Party A each of the following documents:

(a) The shareholder register signed by the authorized representative of the Target Company, showing that the equity proportion registered by Party A in such shareholder is 85%, and there is no encumbrance on the equity of the target company;

(b) The resolution duly and validly adopted by the shareholders of the Target Company certifying that they have approved and authorized the closing of the transactions contemplated by this Agreement and agreed to the investment and share transfer provided hereunder; the adoption of the amended articles of association; and the new composition of the board of directors;

(c)  Duly executed copies of this Agreement, the amended articles of association and such other ancillary documents as Party A may deem to be necessary to complete the Closing;

(d)Evidence that the shareholders of HIAC and HYTT have agreed in writing to cooperate with Party A and the Target Company to complete the relevant equity pledge procedures within 30 working days after the closing date.

Article 4 Obligations of the Transferor and the Target Company

4.1 Both Party B and the Target Company shall cooperate with and assist Party A in auditing, assessment and other financial evaluation of the Company.

4.2 Party B, the Target Company and its shareholders shall promptly sign and provide all relevant documents to be signed and provided by them in connection with such equity transfer which are required to be submitted for approval.

Article 5  Post-Closing Obligations of the Transferee

5.1 Party A will be responsible for supervising and urging the company to handle the approval procedures for such equity transfer in a timely manner pursuant to the provisions hereof.

5.2 Party A shall issue relevant documents that shall be signed or issued by it to complete such equity transfer.

Article 6 Representations and Warranties

6.1 Joint representations and warranties

6.1.1 Each party shall have all necessary corresponding rights, powers, and authorizations to sign this Agreement, fulfill their respective obligations hereunder and complete the proposed transaction.

6.1.2 This Agreement constitutes the legal, valid, and binding obligations of all Parties, and may be enforced in accordance with the terms hereof.

6.1.3 The execution, delivery and performance of this Agreement by the Parties does not and will not violate or conflict with any laws or government directives applicable to the parties and any binding agreements, contracts and other legal documents entered into by the parties.

6.1.4 Each Party has obtained any and all written consents, approvals and authorizations from third parties, which are necessary to execute, deliver and perform this Agreement and complete the transactions hereunder.

6.1.5 Each of Transferor 1 and Transferor 2 owns its respective ordinary shares in the Target Company free and clear of all liens or encumbrances.

6.2 Representations and warranties of the Target Company

In order to induce Party A to enter into this Agreement, the Target Company and Party B hereby make the following representations and warranties to Party A, which, to the best of their knowledge, are true, accurate, complete and free from misleading in any material respect:

6.2.1 The Target Company and the Subsidiaries are legally incorporated, validly existing, and qualified limited liability companies under the laws of the British Virgin Islands or PRC, with all necessary rights and powers to engage in their current and proposed business operations. They comply with the requirements of relevant government regulatory agencies in terms of law, finance, management, technology, intellectual property, business, company licenses, and government regulations.

6.2.2 The registered capital of the Target Company has been fully paid in accordance with its articles of association and the provisions of laws and regulations and there are no outstanding capital contribution commitments. The equity of the target company held by Party A and the equity of the Subsidiaries directly or indirectly held by the Target Company are legally owned by Party A, and there is no encumbrance or dispute, nor any judicial seal, judicial freezing or other restriction of rights. No person other than Party A shall have the right to purchase or acquire any equity, option or right from any of the target companies orally or in writing.

6.2.3 The Target Company and Party B do not directly or indirectly own or control any other company, partnership, partnership, enterprise or other investment that forms a competitive relationship with the target company. The target company currently does not own or control, directly or indirectly, any interest in any other company, legal person, partnership, trust, joint venture, association or other business entity, nor is it a participant in any joint venture, partnership or similar arrangement; nor is there any real or potential obligation to engage in such arrangements or to make any equity investment.

6.2.4 All corporate actions required to authorize the Target Company to execute the transaction documents to which it is a party and those to be taken by the board of Directors and shareholders of the relevant company for this capital increase have been taken or will be taken before closing. All the corporate procedures necessary for the execution and delivery of the transaction documents, the performance of all obligations that the target company and each Target Company shall fulfill in accordance with the transaction documents at the time of closing, and the capital increase have been taken or will take prior to Closing. When Party A, Party B and the target Company execute and deliver the transaction documents, such transaction documents shall constitute the valid and legally binding obligations on the target company and Party B and shall be enforceable against them in accordance with its terms.

6.2.5 There is no pending or potential lawsuit, arbitration, administrative penalty, claim, investigation or other legal proceeding that is brought by any third party, court, government agency, or arbitration institution against or in connection with the target company, nor is there any unenforced rulings or judgments that will have a significant impact on the business operations of the target company.

6.2.6 Claims and debts

The Target Company undertakes not to have any undisclosed liabilities prior to Closing.

6.2.7 The execution and performance of this Agreement by the Target Company and Party B and the business activities of each of the Target Company and the Subsidiaries do not constitute a breach of any contractual agreement to which any of them is a party or a commitment to which they are bound (including but not limited to confidentiality and non-competition obligations) and do not constitute an infringement of the legal rights of any third party.

6.2.8 The employees, consultants, and independent partners of the target company have not infringed on the legitimate rights of former employer or other intellectual property holders, or engaged in any violations of confidentiality obligations, non-competitive obligations, and non-collusion obligations agreed with the corresponding the target company, the former employer, and any other third party, or failed to serve the interests of the target company due to constraints of agreements or government directives or been in conflict with the interests of the target company.

6.2.9 The Target Company and each Subsidiary has complied with relevant laws and regulations (including but not limited to laws and regulations relating to medical institutions, environmental protection, labour, anti-unfair competition and anti-commercial bribery) in its corporate operations and all aspects of the Target Company's and each Subsidiary’s business are in compliance with the requirements of laws and government orders. The Target Company and the Subsidiaries have paid all taxes on time and in full, and all tax statements, reports and forms required to be submitted by or on behalf of such entities ("Tax Statements") have been provided to the appropriate governmental authorities in a timely manner, and all Tax Statements accurately reflected, in all material respects, the tax liability of the Target Company or Subsidiary for the period, property or event recorded. All taxes, including the taxes in the Tax Statement or taxes deemed by any governmental authority to be payable by the Target Company or any Subsidiary, or levied on the Target Company's or any Subsidiary’s property, assets, capital, turnover or income, have been paid in full (except for taxes adequately reserved in the relevant management statement). There are no pending or potential inspections, inquiries, or audits by any regulatory authorities against the Target Company or any Subsidiary. All taxes required by law to be withheld by the Target Company or any Subsidiary have been withheld and submitted to the competent governmental authorities or are in the proper custody of the Target Company. The Target Company has no other tax liabilities or obligations of any nature unless such tax liabilities or obligations are (i) adequately reflected in the Management Statement or (ii) incurred in the ordinary course of business activities since the Base Date (as defined below).

6.3 The business operations of the Target Company and the Subsidiaries are normal and there is no court judgment in the PRC declaring the Target Company or any of the Subsidiaries bankrupt or insolvent (or similar circumstances). There are no proceedings pending against the Target Company or any of the Subsidiaries for insolvency or bankruptcy (or similar circumstances) and no third party is about to commence such proceedings. There are no requests for termination, liquidation or dissolution of the Target Company or any of the Subsidiaries, and no resolutions for liquidation or dissolution have been passed. The Target Company is able to meet its obligations as they come due and its assets are sufficient to satisfy all of its liabilities.

6.3.1 All material agreements of the Target Company and the Subsidiaries are legally valid, binding and enforceable on the parties thereto. The Target Company and the Subsidiaries have complied with or performed under such agreements, there is no material breach, cancellation or invalidity of such agreements and the Target Company and the Subsidiaries have not received any notice of any attempt to terminate such agreements. There are no outstanding agreements or arrangements to which the Target Company or any of the Subsidiaries is a party which (1) require the allotment or issue of any shares, equity, debentures or other securities of the Target Company or any Subsidiary now or at any time in the future; (2) require the entering into of any joint venture, partnership or profit-sharing (or loss-sharing) agreement or arrangement; (3) require the granting to any person of a purchase of material assets or property of the Target Company or any (2) enter into any joint venture, partnership or profit -sharing (or loss -sharing) agreement or arrangement; (3) enter into any contract, agreement or other arrangement granting to any person any preemptive right to purchase material assets or property or any equity interest in the Target Company or any Subsidiary (other than a purchase made in the ordinary course of business consistent with past practice); or (4) enter into any other agreement or arrangement that has or may have a material effect on the financial or business condition or prospects of the Target Company or any of the Subsidiaries.

6.3.2 Between the directors, officers or employees of the target company, or their respective spouses or children, or any affiliates of any of the foregoing and the target company, (i) there shall not exist any agreement, undertaking or any transaction that have been, are being, or are proposed to be conducted; (ii) There is no direct or indirect, unilateral or bidirectional, debt (except for wages yet to be paid), or commitment to provide loans or guarantees; (i)They do not directly or indirectly enjoy interests or have significant business relationships with the agreement of the target company and the agreements signed by the target company; (i) They do not have direct or indirect ownership interests (except for those who obtain no more than 1% of shares through the open securities market) in any enterprise or company associated with, having business relationships with, or competing with the target company, or control such enterprise through loans, agreements, or other means, or serve as an executive, director, or partnership in such enterprise.

6.3.4 Except for the leased real estate: The Target Company and each Subsidiary owns a complete, market-valued rights to all its property, rights and assets and there is no guarantee or other encumbrance on such rights.

6.3.5 As of the Closing Date, the target company has not received any notice from the Target Company's or any Subsidiary’s major customers, suppliers and partners, indicating that at any time after the Closing Date they will stop the use of the Target Company's products or services or other business relationships with the target company, or that they will materially reduce the use of the products or services or change the terms of the business relationship; The target company also has no reason to believe that the above situation may occur or that the proposed transaction hereunder will lead to the occurrence of the above situation.

6.3.6 Any facts related to the Target Company, any Subsidiary, or business that may have a significant adverse impact have been fully disclosed to Party A, and there is no untrue statement of a material fact, nor is there omission of significant facts that are necessary to avoid misleading such statements. This Agreement, any other transaction documents, or any delivery documents delivered to Party A under this Agreement or any other transaction documents, or any other information, in written or electronic form, provided to Party A or its advisers by management shareholders, the target Company itself or by proxy in the course of Party A's due diligence and negotiations regarding this Agreement and other transaction documents, do not contain any untrue, inaccurate, or incomplete, or misleading information, nor do they omit any information that makes the information provided in such documents untrue, inaccurate, incomplete, or misleading.

6.3.7 The statements and warranties shall be made separately. Each statement and warranty shall be deemed to be a separate statement or warranty, and (Unless there is a clear provision to the contrary) shall not be subject to any limitations due to reference to or induction of the terms of any other statement or warranty or any other provision hereof.

Article 7 Confidentiality

7.1 Confidentiality Obligation

Each party undertakes and shall promote its affiliates, their officers, directors, employees, agents, representatives, accountants, legal advisors, and other professional advisors to regard all of the following information as confidential information and keep it confidential (do not disclose the information or provide any party with access to such information to): (i) this Agreement and the terms of other transaction documents and negotiations regarding this Agreement and any other transaction documents; and (ii) all other confidential or proprietary information provided by other parties relating to business secrets, technology, copyrights, patents, trademarks, pricing and marketing plans, detailed information of customers and consultants, business plans, business acquisition plans, new personnel recruitment plans, and all other parties and their respective affiliates.

7.2 The confidentiality obligation stipulated in this article shall not apply to the following situations:

7.2.1 Information independently developed by a party concerned or obtained from a third party, provided that such third party has the right to disclose such information;

7.2.2 The disclosure of information is required by binding judgments, orders, requirements, rules or regulations of laws, courts or government departments, provided that Party A shall be notified of such requirement in advance within a reasonable time prior to disclosure;

7.2.3 Information disclosed in confidence to a party's professional advisers or information that needs to be reasonably disclosed for the purpose of evaluating the party's investment in the target company;

7.2.4 Information disclosed to any prospective lender or investor with the prior written consent of Party A and the target company;

7.2.5 Information that becomes freely available in the public domain (not as a result of breach of this provision);

7.2.6 Information disclosed by Party A or the target company to any bona fide potential investors (including prospective buyers of transaction) of any equity the company, provided that such potential investors shall provide a confidentiality commitment in favor of the company.

7.3 No publicity

Each Party shall not and shall ensure that its affiliates shall not make any announcement or notice in respect of the existence or content of this Agreement and any other transaction documents without Party A's prior written approval. The aforementioned provisions shall not affect any announcement or notice required by any law or regulatory authority, provided that the party under the obligation to issue such announcement or notice shall, within a reasonable and feasible range, consult with Party A before complying with such obligation.

Article 8 Liabilities

Any and all liabilities incurred by, or arising from the operations or any action of, the Target Company or any Subsidiary prior to the Closing, shall be borne by the Original Shareholders. Any obligations determined by proposals, notices, orders, judgments, decisions, etc. made by relevant administrative or judicial departments against the target company for its behavior before this acquisition shall also be borne by the original shareholders. After the completion of the acquisition, Party A shall enjoy and bear all the debts and credits generated by the operation and management of the target company.

Article 9 Others

9.1 Liability for Breach

9.1.1 If one party fails to perform or suspends its obligations under this Agreement, or if any statements and guarantees made by the party are untrue or inaccurate in any material respect, the party shall be deemed to have breached this Agreement.

9.1.2 The defaulting party shall commence remedying the non-performance of the Agreement within seven (7) days after receiving a written notice from the other party in respect of such breach (which must reasonably and specifically describe the nature of the breach) and shall complete the remedy within thirty (30) days after receiving such a notice. Furthermore, if any party's breach of this Agreement causes any expense, liabilities, or losses to be incurred by the other party, the defaulting party shall compensate the complying party for any of the foregoing expenses, liabilities, or losses (including but not limited to interest and attorney's fees or losses as a result of the breach, but excluding any indirect losses) and shall hold the complying party harmless from any harm.

9.1.3 Without limiting the generality of the foregoing provisions, if any statement, warranty, covenant or agreement in this Agreement or any document or other evidence delivered by any party pursuant to this Agreement is inaccurate in any respect or if any party breaches any such statement, warranty, covenant or agreement, such party shall indemnify, defend, and hold harmless the other party against all claims, losses, liabilities, damages, judgments, fines, settlement amounts, costs, or expenses (including interest, penalties, and fees, interest losses, fees and payments to attorneys, experts, personnel, and advisors incurred in connection with any litigation or proceedings between the indemnifying party and any indemnitee or between any indemnitee and any third party, or other expenses) arising from or related to the inaccurate statement, warranty, covenant or agreement, and shall coordinate and indemnify the other party against any harm.

9.2 Effectiveness and Term

This Agreement shall come into effect on the date of signature and shall have full binding force on all parties to this Agreement.

9.3 Termination

9.3.1 Notwithstanding any provision to the contrary in this Agreement or any other transaction document, this Agreement may be terminated prior to delivery in the following circumstances:

(1) If delivery has not occurred within ninety (90) days after the signing of this Agreement, each party may terminate this Agreement by written notice to the other parties; provided, however, that if the failure to deliver on or before such date is caused or contributed to by any party's failure to perform any of its obligations under this Agreement, such party shall not be entitled to terminate this Agreement pursuant to this Section 9.3.2.

(2) If from the date of signing of this Agreement until the delivery date: (i) any occurrence of any event or circumstance resulted in a significant adverse effect or may have a significant adverse effect, (ii) any statement or warranty of the target company contained in this Agreement is untrue or inaccurate, such that the conditions set forth in Article 3 cannot be satisfied, (iii) any party fails to comply with any obligation or agreement contained in this Agreement, or (iv) the target company engages in an overall transfer of its interests to creditors or initiates or is subject to any legal proceedings that result in the declaration of the target company's bankruptcy or the liquidation, closure, restructuring, or reorganization of its debt under any law, then any party may terminate this Agreement by written notice to the other parties;

(3) This Agreement may be terminated with the unanimous written consent of all parties;

(4) If the target company or party B materially breaches any provision of this Agreement or any other transaction document and fails to remedy such breach within thirty (30) days after receipt of a notice of default from party A, party A may terminate this Agreement and abandon the proposed transaction;

(5) If party A materially breaches any provision of this Agreement or any other transaction document and fails to remedy such breach within thirty (30) days after receipt of a notice of default from the target company or party B, the target company may terminate this Agreement and abandon the proposed transaction;

(6) If any government department issues an order, decree, or ruling, or has taken any other action that restricts, prevents, or prohibits the proposed transaction under this Agreement in other ways, and such order, decree, ruling, or other action is finalized and not subject to appeal, review, or appeal, then all parties may terminate this Agreement.

In the event of unilateral termination of this Agreement, the terminating party shall immediately send written notice to the other parties, and this Agreement shall terminate upon receipt of the notice by the other parties.

9.3.2 If this Agreement is terminated in accordance with the provisions of Section 9.3.1 above, this Agreement shall terminate and no longer have legal effect. However, the rights and obligations of the parties under this Agreement shall continue to be valid and binding after the termination of this Agreement, Any remedies arising from any breach of this Agreement prior to the termination of this Agreement or the dissolution and liquidation of the Company shall continue to be fully effective. Except for any liability arising from any breach of this Agreement by a party, no party shall be liable for any other obligations to any other party arising from the termination of this Agreement.

9.4 Notice

All notices, requirements, or other communications sent out, delivered or made under this Agreement shall be in written form and delivered or sent to the following addresses (or other addresses notified by the recipient in written form ten (10) days in advance) or email addresses of the relevant parties.

9.5 Applicable Laws

The formation, validity, interpretation, performance, modification, and termination of this Agreement, as well as the resolution of disputes, shall be governed by the laws of China.

9.6 Dispute Resolution

Any disputes, conflicts, or claims arising from or related to the performance, breach, termination or invalidity of this Agreement or any matters related thereto shall be submitted to the Beijing Arbitration Commission located in Beijing for arbitration. The arbitration r shall be final and binding on all parties to the dispute.

9.7 Entire Agreement

This Agreement constitutes the complete agreement between the parties with respect to the contemplated equity transfer and capital increase matters, and shall supersede any and all prior oral or written agreements, letters of intent, memoranda, or Agreements of the parties relating thereto, and shall take precedence over any subsequent agreements signed solely for the purpose of completing the equity transfer and capital increase related government approvals.

9.8 Successors and Assigns

Subject to the provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall ensure the interests of the successors and permitted assigns. In the event of such succession or assignment, the parties shall cause the successors and permitted assigns to execute an agreement recognized by all parties.

9.9 Separability

If any provision or provisions of this Agreement is adjudicated invalid, illegal, or unenforceable in any respect under any applicable law or regulation, such invalidity, illegality, or unenforceability shall not affect or impair the validity, legality, or enforceability of the remaining provisions of this Agreement. The parties shall mutually negotiate new provisions that are lawful, valid, acceptable, and consistent with the original intent of the parties in this Agreement to replace such invalid, illegal, or unenforceable provisions.

9.10 Further Assurance

Each party agrees to execute timely documents and take further actions as may be reasonably necessary or practicable to perform or enforce the provisions and purposes of this Agreement.

9.11 Waiver/Amendment

The failure or delay by either party to exercise any right, power, or remedy (individually, a "Right") relating to this Agreement shall not constitute a waiver of such Right, and the exercise or partial exercise of any Right shall not preclude any further or additional exercise of such Right or the exercise of any other Right granted by this Agreement, which Rights are cumulative and not exclusive of any other rights (whether statutory or otherwise) that may be waived expressly or impliedly for any breach of this Agreement shall not constitute a waiver of any subsequent breach. Any amendment or modification to this Agreement (including any revision or amendment hereto) shall be invalid unless in writing and signed by authorized representatives of all parties and submitted to and approved by the relevant governmental authorities, if required.

9.12 Expenses

The Target Company shall bear all expenses related to this investment, including but not limited to fees for external lawyers, accountants, and investment advisors, as well as any registration, filing, or approval fees required by any relevant government departments for the establishment, change, or other requirements of the Target Company.

9.13 Taxes

Unless otherwise agreed by the parties, each party shall bear the taxes and fees incurred in connection with the execution and performance of this Agreement and any other agreements, documents, or instruments under this Agreement in accordance with Chinese laws.

9.14 Any amendment, change, or supplement to this Agreement shall be agreed upon by all parties in writing and shall be effective upon being formally signed by all parties. Any matters not covered in this Agreement shall be supplemented by the parties through a separate agreement.

9.15 Language

This Agreement is written in Chinese and executed in four counterparts, each party holding one counterpart, and multiple copies for registration and other purposes. Each executed counterpart shall have the same legal effect.

This Agreement has been signed by all parties on the date first written above, hereby certified.

(No text follows below)

(This page has no text and is the signature page of the Equity Acquisition Agreement.)

Party A: MMTEC, INC.

Director or Authorized Representative (Signature):

Party B:

Alfa Crest Investment Limited

Director or Authorized Representative (Signature):

CapitoLabs Limited

Director or Authorized Representative (Signature):

Party C:

Alpha Mind Technology Limited

Director or Authorized Representative (Signature):